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                                Exhibit 4



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                  FIRST AMENDMENT TO RIGHTS AGREEMENT
                  -----------------------------------

      This First Amendment, dated as of October 7, 1997 (the "Amendment"), is entered into by and among Emerson Electric Co., a Missouri corporation (the "Company"), Boatmen's Trust Company, a Missouri corporation ("Boatmen's Trust"), as Rights Agent, and ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), as successor Rights Agent, and amends the Rights Agreement dated as of November 1, 1988 (the "Rights Agreement") between the Company and Boatmen's Trust (as successor to Centerre Trust Company).

      WHEREAS, the Company and Boatmen's Trust are currently parties to the Rights Agreement, pursuant to which Boatmen's Trust serves as Rights Agent;

      WHEREAS, a portion of the corporate trust services business of Boatmen's Trust has been sold to ChaseMellon and ChaseMellon, the Company and Boatmen's Trust desire that Boatmen's Trust resign as Rights Agent and the Company and ChaseMellon desire that ChaseMellon be appointed as successor Rights Agent, each effective as of October 10, 1997; and

      WHEREAS, the parties hereto wish to make certain changes to the Rights Agreement to facilitate this succession.

      NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the Company, Boatmen's Trust and ChaseMellon hereby agree as follows:

      1. Amendment to Rights Agreement.  The parties hereto agree that the
         -----------------------------
Rights Agreement shall be amended as provided below, effective as of the date of this Amendment:

         (a) Subparagraph (c) of Section 3 is hereby modified and amended by deleting from the first sentence "the following legend" and replacing it with "a legend substantially to the following effect"; and by deleting the legend which begins with "This certificate" and ends with "shall become null and void." and replacing such legend with "THIS

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CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS
AS SET FORTH IN A RIGHTS AGREEMENT, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF EMERSON ELECTRIC CO. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. EMERSON ELECTRIC CO. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) SHALL BECOME NULL AND VOID."

         (b) Section 21 of the Rights Amendment is hereby modified and amended by deleting the fifth sentence in its entirety and replacing it with:
"Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation or other entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority or (b) an affiliate of such a corporation."

         (c) Section 26 is hereby modified and amended by deleting the name of Centerre Trust Company of St. Louis and replacing it with the name of ChaseMellon Shareholders Services, L.L.C.

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      2. Change of Rights Agent.  Pursuant to Section 21 of the Rights
         ----------------------
Agreement, the Company hereby accepts the resignation of Boatmen's Trust as Rights Agent effective as of 12:01 a.m., St. Louis time, October 10, 1997. The Company hereby appoints ChaseMellon as successor Rights Agent, effective as of 12:01 a.m., St. Louis time, October 10, 1997, and ChaseMellon hereby accepts such appointment, subject to all the terms and conditions of the Rights Agreement as amended hereby.

      3. Miscellaneous
         -------------

         (a) Except as otherwise expressly provided, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

         (b) Each party hereto waives any requirement under the Rights Agreement that any additional notice be provided to it pertaining to the matters covered by this Amendment.

         (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which counterparts shall together constitute but one and the same document.

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      IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the day and year first written above.


                                    EMERSON ELECTRIC CO.



                                    By: /s/ W. W. Withers
                                       ----------------------------------------
                                    Name: W. W. Withers
                                          -------------------------------------
                                    Title: Senior Vice President, General
                                           ------------------------------------
                                           Counsel & Secretary
                                    -------------------------------------------



                                    BOATMEN'S TRUST COMPANY, as Rights Agent



                                    By: /s/ Jerry L. Rector
                                       ----------------------------------------
                                    Name: Jerry L. Rector
                                          -------------------------------------
                                    Title: Vice President
                                           ------------------------------------



                                    CHASEMELLON SHAREHOLDER SERVICES,
                                    L.L.C., as successor Rights Agent



                                    By: /s/ H. E. Bradford
                                       ----------------------------------------
                                    Name: H. E. Bradford
                                          -------------------------------------
                                    Title: Vice President
                                           ------------------------------------


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